Exhibit 99.1

Mullen Automotive Acquires Controlling Interest
in EV Truck Innovator Bollinger Motors, Inc.

With Nearly 50,000 Reservations for the Critically Acclaimed B1 and B2 Consumer Trucks, with Potential Customers and Upfitters Like Con Edison and Wabash, with Medium Duty Trucks Across Classes 3-6; Acquisition Accelerates Bollinger’s Delivery of Class 4 EV Trucks to 2023

Bollinger to Leverage Mullen’s Solid-State Battery Technology and Expertise

BREA, Calif., Sep 8, 2022 -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today its acquisition of a controlling interest in EV truck innovator Bollinger Motors. This is Mullen’s first EV acquisition and propels the Company into the medium duty truck classes 3-6, along with the B1 and B2 sport utility trucks. The purchase price is $148.2 million in cash and stock for a 60% controlling interest, which gives Mullen the majority ownership of Bollinger Motors, Inc. and positions Bollinger to capture the electric sport utility and commercial vehicle markets. On Thursday, Sept. 8, at 2 p.m. EDT, Mullen Automotive and Bollinger Motors will host a live YouTube webinar introducing the two companies.

“This acquisition is one of the largest in the EV industry to date and provides Mullen with the unique opportunity to aggressively expand into the high-demand commercial EV space. The strong interest shown by major customers in all the high-volume segments like delivery, telecom, municipal services and utilities is a clear indication of the market’s desire for Bollinger’s vehicles,” said David Michery, CEO and chairman of Mullen Automotive. “Combining Bollinger’s vehicles with our existing class 1 and class 2 EV cargo van programs gives us the chance to dominate the entire class 1-6 commercial light and medium duty truck segments. In addition, Bollinger will be able to leverage Mullen’s solid-state battery technology, making their current vehicles even more competitive as our technology launches across the total portfolio of EVs from both Mullen and Bollinger.”

Launched in 2015, Bollinger Motors is an American automobile designer and manufacturer of electric sport utility and medium duty vehicle lines. The company also successfully developed proprietary vehicle battery packs, drivetrains, and thermal and vehicle control software units. In 2017, Bollinger built and debuted the critically acclaimed B1 class 3 sport utility vehicle, the first of its kind. The company followed its initial success with the development of the second-generation B1 and B2 vehicles, before pausing in favor of commercial truck development. With years of history in class 3 truck development, intellectual property, patents and expertise, the company’s decision made sense to pivot into commercial vehicle development for classes 3-6. As part of the acquisition, the company brings Mullen nearly 50,000 reservations previously taken for the B1 and B2 sport utility vehicles. With Mullen’s acquisition and capital injection, both B1 and B2 programs will begin after the start of production for class 3-6 commercial truck programs. A video presentation of Bollinger’s history can be found here.

The company brings a significant pipeline of interest from large companies for commercial electric truck classes 3-6 in a wide range of markets such as last mile delivery, refrigeration, utilities and their upfitters. On Sept. 1, 2022, Bollinger revealed for the first time the B4, a class 4 electric commercial truck. The B4 electric chassis cabs will be the first of the company’s commercial lineup to hit the ground in upcoming client test programs. The new Bollinger B4 incorporates years of feedback from dozens of major fleets looking to electrify their vehicles. The result is a cab-forward truck, designed from the ground up to offer maximum cargo volume, accommodate unlimited adaptation and prioritize safety. Bollinger will be testing B4 chassis cab trucks this fall with numerous fleet customers, upfitters and charging companies to gather constructive feedback. Further details on Bollinger’s B4 announcement can be found here.

“We are proud to design our commercial EVs from the ground up, here in America, offering greater efficiency, lower total cost of ownership and greater cargo volume. Our dream is to build the world’s best trucks and SUVs,” said Robert Bollinger, founder and CEO of Bollinger Motors. “Mullen shares a similar dream to build the best EV cars and trucks. This partnership will bring us closer to making those visions a reality, as it allows us to ramp up production on our end and get Mullen’s EV programs to the market faster.”

“We have been looking at this space carefully and raising the capital in advance, allowing us to take advantage of opportunities that arise,” added Michery. “We think Bollinger Motors is a perfect example of a smart investment in a known company and brand.”

“I am really impressed with what Robert Bollinger has created for the commercial vehicle space and the off-road capable B1 and B2 sport utility vehicles,” Michery continued. “Bollinger is a true innovator and generational company, and we believe they have the potential to turn the sector on its head, similar to what the Hummer H1 did over 30 years ago. Bollinger is a transformative acquisition and paradigm shift for the EV industry.”

Mullen Automotive and Bollinger Motors will be hosting a live webinar on Thursday, Sept. 8, at 2 p.m. EDT, introducing the two companies. Details on the YouTube event can be found here.

About Mullen Automotive

Mullen Automotive is a Southern California-based automotive company building the next-generation of premium electric vehicles (EVs) that are affordable and built entirely in the United States. With an end-to-end ecosystem that supports owners from test driving to financing and servicing through a unique hybrid dealership model, customers are supported through every aspect of EV ownership. The Mullen FIVE, the company’s first electric crossover, is slated for delivery in 2024 and features an award-winning design and its patented PERSONA technology that utilizes facial recognition to personalize the driving experience for every individual. To learn more about the company, visit www.MullenUSA.com.

About Bollinger Motors

Founded in 2015 by Robert Bollinger, Bollinger Motors is a U.S.-based company, headquartered in Oak Park, Michigan. Bollinger Motors manufactures all-electric platforms and chassis cabs for commercial vehicles in Classes 3-6. To learn more about the company, visit www.BollingerMotors.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the Bollinger majority ownership acquisition will be beneficial to the Company, whether Mullen will be successful in capturing market share in the electric sport utility and commercial vehicle markets, whether combining Bollinger’s vehicles with the Company’s existing class 1 and class 2 EV cargo van programs will be successful and whether the Company will achieve its goal of achieving a significant stake in the class 1-6 commercial light, medium and heavy-duty truck segments. Additional examples of such risks and uncertainties include whether Mullen’s solid-state battery technology development will be successful and will be able to be leveraged by Bollinger, if and when the Bollinger B1 and B2 sport utilities will be developed and whether the approximately 50,000 previous reservations for the B1 and B2 sport utilities will materialize. Further examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

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